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                                                                   EXHIBIT 10.1

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED OPTION AGREEMENT ("Agreement") is made and entered into as of the 3rd day of March, 1992, by and between La Quinta Motor Inns, Inc., a Texas Corporation ("Optionor") and Gary L. Mead, ("Optionee").

     WHEREAS, Optionor and Optionee are simultaneously with the execution hereof entering into an Employment Agreement (the "Employment Agreement") whereby Optionee will serve as President and Chief Executive Officer of Optionor on the terms set forth therein;

     WHEREAS, it is a condition of Optionee's execution of the Employment Agreement that Optionor enter into this Agreement;

     WHEREAS, the Board of Directors of Optionor has determined that it is in the best interests of Optionor and its shareholders to encourage ownership in Optionor by qualified employees and officers of Optionor, thereby providing an incentive to Optionee to execute the Employment Agreement and providing additional incentive for him to continue in the employ of Optionor;

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein and in the Employment Agreement, the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Option; Vesting. Optionor hereby grants to Optionee, on the terms and subject to the conditions set forth in this Agreement, including, without limitation, the vesting schedule hereinafter set forth, options ("Options") to purchase at the Purchase Price (as hereinafter defined) up to an aggregate of 650,000 shares (the "Shares") of Common Stock (the "Stock") of Optionor. Options with respect to 100,000 of the Shares are vested as of the date hereof. Options with respect to an additional 100,000 of the Shares shall vest on each March 3 of the years 1993, 1994, 1995, and 1996. Options with respect to the remaining 150,000 of the Shares shall vest immediately on the close of business of the day, if any (the "Value Date"), during the Option Period (as hereinafter defined) on which the average of the closing prices of shares of the Stock on the New York Stock Exchange (or in any other securities market on which shares of the Stock may then be trading) for the twenty trading days (only taking into account days on which sales of the Stock occur) immediately preceding and including the Value Date equals or exceeds $30.00 per share (which dollar amount shall be adjusted appropriately from time to time pursuant to the

                                    EXHIBIT

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provisions of Section 4 hereof) (the "Target Price"). Additionally, on the
Value Date, any other of the Options that are not then vested shall immediately vest. In addition, all Options will immediately vest on the death or Disability of Optionee (as defined in the Employment Agreement), or upon the termination of Optionee's employment with Optionor by Optionor without Cause or by Optionee for Good Reason (each as defined in the Employment Agreement).

     2. Terms of Option; Exercise. Options may be exercised, in whole or in part (but only with respect to such number of Options as have vested in accordance with Section 1), by Optionee (except as set forth below), by the service of written notice to Optionor of such exercise ("Exercise Notice"), at any time on or after the date hereof and until the close of business on the tenth anniversary of the date hereof (the "Option Period"), unless earlier terminated in accordance with Section 5 hereof. Any unexercised Options, unless earlier terminated pursuant to the provisions of Section 5 hereof, shall expire and terminate on the tenth anniversary of the date hereof. The Exercise Notice shall state the number of shares of Stock to be purchased hereunder and shall be accompanied by delivery by Optionee of the Purchase Price. The Options shall be exercised during Optionee's lifetime only by Optionee or by his guardian, or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law.

     3. Purchase Price. The purchase price ("Purchase Price") for the Shares upon exercise of Options pursuant to Section 2 hereof shall be $15.00 per share, without commission or other charges. The Purchase Price may be paid by Optionee by delivery of one or more of the following: (i) payment in cash or by check;
(ii) Shares duly endorsed for transfer to the Optionor, valued at the Fair Market Value on the date of delivery; or (iii) a promissory note with a two-year term and bearing interest at the AFR (as defined in the Employment Agreement). Such promissory note will be recourse obligation of Optionee and, in addition, will be secured by the Shares obtained upon exercise of Options. Interest on such note shall be payable quarterly. The entire principal amount of such note, together with all accrued and unpaid interest, will be due within 90 days after a termination of the employment of Optionee with Optionor pursuant to the Employment Agreement by Optionor for Cause or by Optionee without Good Reason. For purposes of this Section 3, "Fair Market Value" shall mean the average of the high and low reported sales prices on the New York
Stock Exchange (or in any other securities market on which shares of the Stock may then be trading) on the last preceding day on which sales occur.



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     4.   Adjustments.

     In the event that the outstanding Shares subject to Options are, from time to time, changed into or exchanged for a different number or kind of securities of Optionor or of another corporation, by reason of merger, consolidation, recapitalization, reclassification, split up, distribution or combination of shares, or otherwise, or in the event of a spin-off or any other dividend or distribution of cash or assets (other than ordinary cash dividends not exceeding $.50 per share (if such shares currently are constituted) during any calendar year). Optionor shall in good faith make an appropriate and equitable adjustment to the aggregate number and kind of shares as to which Options (or the portion thereof then unexercised) shall be exercisable and to the Target Price to the end that after such event Optionee's rights and proportionate interest and economic benefit shall be maintained as before the occurrence of such event. Such adjustment in Options shall be made with any necessary corresponding adjustment in the Purchase Price.

     5. Termination of Employment. In the event of the termination of the employment of Optionee with Optionor by Optionor with Cause or by Optionee without Good Reason, all Options shall terminate ninety days after the occurrence of such event, except for Options that have been exercised prior to the expiration of such ninety-day period.

     6. Agreement of Optionee. Optionee, by his acceptance hereof, represents that he is acquiring Options, for his own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof.

     7.   Securities Act Compliance.

          A. Notice of Transfer: Opinion of Counsel. If Optionee proposes to transfer all or a portion of the Stock obtained upon exercise of Options (other than pursuant to a registration statement which has become and is effective under the Securities Act of 1933, as amended (the "Securities Act")), he shall give Optionor written notice specifying the securities involved and describing the manner in which such proposed transfer is to be made, together with either
(i) an opinion reasonably satisfactory to Optionor of counsel reasonably satisfactory to Optionor (the fees and disbursements of which counsel shall be paid by Optionee) stating in substance that registration under the Securities Act is not required with respect to such transfer or (ii) a "no action" letter from the staff of the Commission, which is reasonably satisfactory to counsel for Optionor, with respect to such transfer. Following delivery of a notice accompanied by an opinion of counsel to the effect set forth above or by such a "no action" letter.




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Optionee will have the right to transfer, in a manner consistent with its notice to Optionor, the securities proposed to be transferred.

     8. Assignment. Optionee may not assign or transfer Options or any of his rights hereunder. Any such purported assignment or transfer shall be null and void and of no force and effect; provided, that this Section 8 shall not prevent transfers by will or by the applicable laws of descent and distribution.

     9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed served, if hand delivered, when so delivered or, if mailed, on deposit in the U.S. Mail, certified or registered, return receipt request, addressed to the intended party as follows:

          (a)  If to Optionor:

               La Quinta Motor Inns, Inc.
               10010 San Pedro Avenue
               San Antonio, TX  78216
               Attention: Chairman of the Board

               with a copy to:

               La Quinta Motor Inns, Inc.
               10010 San Pedro Avenue
               San Antonio, TX  78216
               Attention: General Counsel

          (b)  If to Optionee:

               Gary L. Mead
               19019 Campbell Road
               Dallas, Texas  75252

               with a copy to:

               Latham & Watkins
               633 W. 5th Street, Suite 4000
               Los Angeles, California  90071
               Attention: James D. C. Barrall

or to such other address as may be stated in written notice furnished by a party to the other party.

     10. Withholding. At the time of exercise of Options granted hereby, Optionee shall make payment to all relevant federal and state taxing authorities of any withholding applicable to the exercise of Options.

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     11.  Shares to be Reserved.  The Optionor shall at all times during the
          ---------------------
term of Options reserve and keep available such number of shares of authorized and unissued Stock as will be sufficient to satisfy the requirement of this Agreement.

     12.  Registration Rights.  Simultaneously with the execution hereof
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Optionor and Optionee are entering into the Registration Rights Agreement in the form of Exhibit "A" attached hereto.

     13.  Registration on Form S-8.  Optionor shall promptly take all action
          ------------------------
necessary such that the issuance of Options and the issuance of Shares upon exercise of Options are continuously registered under Form S-8 of the Securities Act or any successor form.

     14.  Governing Law.  This Agreement shall be governed and construed in
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accordance with the internal laws of the State of Texas without regard to the conflict of laws.

     15.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


                                        OPTIONOR:

                                        LA QUINTA MOTOR INNS, INC.


                                        By: /s/SAM BARSHOP
                                           ---------------------------------
                                               SAM BARSHOP

                                        Title: CHAIRMAN OF THE BOARD
                                              ------------------------------


                                        OPTIONEE:


                                         /s/ GARY L. MEAD
                                        ------------------------------------
                                        GARY L. MEAD







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